UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 15, 2017

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02              Results of Operations and Financial Condition.

On June 15, 2017, The Kroger Co. issued a press release announcing its first quarter 2017 results.  Attached hereto as Exhibit 99.1, and filed herewith, is a copy of that release.

Item 7.01              Regulation FD Disclosure.

Fiscal 2017 Annual Guidance

Identical supermarket sales (excluding fuel sales)	Flat to 1.0% growth

Net earnings per diluted share

We expect net earnings to be $1.74 to $1.79 per diluted share for 2017, which includes an estimated $.09 for the 53rd week. We expect 2017 adjusted net earnings per diluted share to be $2.00 to $2.05, including the 53rd week and excluding charges related to the withdrawal liability for certain multi-employer pension funds and a voluntary retirement offering (the “2017 adjustment items”).

Non-fuel FIFO operating margin

We expect full-year FIFO operating margin in 2017, excluding fuel, the 2017 adjustment items and the 2016 restructuring of certain multi-employer pension obligations, to decline approximately 20-30 basis points compared to 2016 results.

Capital investments

We expect capital investments, excluding mergers, acquisitions and purchases of leased facilities, to be $3.2 to $3.5 billion. These capital investments include approximately 55 major projects covering new stores, expansions and relocations; 175 major remodels; and other investments including digital, technology, minor remodels, and upgrades to logistics, merchandising systems and infrastructure to support our Customer 1st business strategy.

Supermarket square footage growth	Approximately 1.8% before mergers, acquisitions and operational closings.

Expected tax rate	We expect the 2017 tax rate to be approximately 35%, excluding the resolution of certain tax items and effects from the 2017 adjustment items.

Product Cost Inflation/LIFO	We anticipate product cost, without fuel, to be inflationary in 2017 and a LIFO charge of approximately $80 million.

Pension Contributions/Expenses

Company-sponsored pension plans
We expect 2017 expense to be approximately $110 million. We are not required to make a cash contribution in 2017.

Multi-employer plans
In 2017, we expect to contribute approximately $360 million to multi-employer pension funds. Of this amount, $35 million has been accrued for as of year-end. This excludes any additional multi-employer restructuring or withdrawal liabilities that could occur.

Labor

We are currently negotiating agreements with UFCW for store associates in Atlanta, Dallas and Food 4 Less Warehouse Stores. Negotiations this year will be challenging as we must have competitive cost structures in each market while meeting our associates’ needs for solid wages and good quality, affordable health care and retirement benefits. Also, continued long-term financial viability of our current Taft-Hartley pension plan participation is important to address.

Long-Term Guidance

Our long-term net earnings per diluted share growth rate guidance is 8-11%, plus a dividend that we expect to increase over time.

Forward Looking Statements

This Current Report contains certain statements that constitute “forward-looking statements” about the future performance of The Kroger Co. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words such as “guidance,” “expect,” “estimate,” “anticipate,” “will,” “could,” and “continue.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” and “Outlook” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

•                  The extent to which our sources of liquidity are sufficient to meet our requirements may be affected by the state of the financial markets and the effect that such condition has on our ability to issue commercial paper at acceptable rates.  Our ability to borrow under our committed lines of credit, including our bank credit facilities, could be impaired if one or more of our lenders under those lines is unwilling or unable to honor its contractual obligation to lend to us, or in the event that natural disasters or weather conditions interfere with the ability of our lenders to lend to us.  Our ability to refinance maturing debt may be affected by the state of the financial markets.

•                  Our ability to achieve sales, earnings and cash flow goals may be affected by: labor negotiations or disputes; changes in the types and numbers of businesses that compete with us; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; our response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities, and the unemployment rate; the effect that fuel costs have on consumer spending; volatility of fuel margins; changes in government-funded benefit programs; manufacturing commodity costs; diesel fuel costs related to our logistics operations; trends in consumer spending; the extent to which our customers exercise caution in their purchasing in response to economic conditions; the inconsistent pace of the economic recovery; changes in inflation or deflation in product and operating costs; stock repurchases; our ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; our ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of our future growth plans; and the successful integration of Harris Teeter and Roundy’s.   Our ability to achieve sales and earnings goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

•                  During the first three quarters of each fiscal year, our LIFO charge and the recognition of LIFO expense is affected primarily by estimated year-end changes in product costs.  Our fiscal year LIFO charge is affected primarily by changes in product costs at year-end.

•                  If actual results differ significantly from anticipated future results for certain reporting units including variable interest entities, an impairment loss for any excess of the carrying value of the reporting units’ goodwill over the implied fair value would have to be recognized.

•                  Our effective tax rate may differ from the expected rate due to changes in laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

•                  Changes in our product mix may negatively affect certain financial indicators. For example, we continue to add supermarket fuel centers to our store base. Since fuel generates lower profit margins than our supermarket sales, we expect to see our FIFO gross margins decline as fuel sales increase.

Item 9.01              Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 15, 2017	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Group Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 15, 2017